UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 3, 2011

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19483	75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone

number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 3, 2011, SWS Group, Inc. (the “Company”) announced that effective November 17, 2011, the date of the Company’s next scheduled annual meeting of stockholders, its Chairman of the Board and Director, Mr. Don A. Buchholz, will retire as Chairman of the Board and from all positions with the Company and its subsidiaries and not stand for re-election as a director. The announcement was contained in a News Release, which is attached as Exhibit 99.1 to this Form 8-K. Mr. Buchholz will remain associated with the Company as Chairman Emeritus of the Company’s Board of Directors (the “Board”).

The Board approved the Company’s entry into a Chairman Emeritus Agreement (the “Agreement”) with Mr. Buchholz. Pursuant to the terms of the Agreement, Mr. Buchholz will retire as Chairman of the Board and from all positions with the Company and its subsidiaries and not stand for re-election as a director effective November 17, 2011, the date of the Company’s next scheduled annual meeting of stockholders. Following his retirement, Mr. Buchholz will have the title of Chairman Emeritus and will provide advisory and consultation services to the Company and its subsidiaries as determined by the Company’s Board and senior management.

Pursuant to the terms of the Agreement, Mr. Buchholz will serve as a non-voting advisor to the Board. He will, at the request of the Company, make himself available to the Board and senior management on a consulting basis to provide advice on policy matters with respect to the business and affairs of the Company for a period of three years from the effective date of Mr. Buchholz’s retirement. During this advisory and consultation period, Mr. Buchholz will receive $100,000 annually, access to office space, reasonable administrative support and reimbursement for reasonable expenses incurred by him in rendering his services. He may terminate the Agreement at any time upon 30 days written notice to the Company. The Agreement also provides that Mr. Buchholz will not compete with the Company, attempt to hire employees of the Company or solicit any customers of the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1    Press Release of SWS Group, Inc. dated October 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: October 4, 2011	By:	/s/ Stacy M. Hodges
Stacy M. Hodges
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release issued by SWS Group, Inc. on October 4, 2011.

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